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                                                                    EXHIBIT 23.3



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Registration Statement of Uniservice Corporation on Form SB-2 of our report dated September 8, 2000 on the consolidated financial statements of Rebrisa, S.A. as of and for the years ended December 31, 1999 and 1998, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


BERKOVITS, LAGO & COMPANY, LLP
Certified Public Accountants


Plantation, Florida
October 23, 2000